 Exhibit 5.2

Ortoli | Rosenstadt LLP	366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

December 7, 2018
Fuqin Fintech Limited No.8 Guanghua Dongli Zhonghai Guangchang, South Tower, 7th Floor Chaoyang District, Beijing, PRC 100020

Re:	Registration Statement No. 333-227131

Ladies and Gentlemen:

We have acted as special legal counsel to Fuqin Fintech Limited, a Cayman Islands exempted company (the “Company”), in connection with the proposed issuance of up to (i) 4,000,000 ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), (ii) warrants (the “Underwriter’s Warrants”) to purchase 270,000 ordinary shares (the “Underwriter’s Warrant Shares”) of the Company, and (iii) the Underwriter’s Warrant Shares underlying the Underwriters Warrants. The Ordinary Shares, the Underwriter’s Warrants and the Underwriter’s Warrant Shares are included in a registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), initial filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2018 (File No. 333-227131) (as amended and supplemented from time to time, the “Registration Statement”).

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Business Corporation Law of the State of New York, as amended, and as currently in effect (including the statutory provisions contained therein, any applicable provisions of the New York Constitution and any applicable reported judicial decisions interpreting these laws but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, and to the extent that the laws of Cayman Islands apply we are relying on the opinion provided by Company’s Cayman Islands counsel (Exhibit 5.1 of the Registration Statement), it is our opinion that, as of the date hereof:

The Underwriter’s Warrants have been duly authorized by all necessary corporate action of the Company and, when issued and sold in accordance with and in the manner described in the Registration Statement, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, liquidation, fraudulent conveyance, or other similar law affecting creditors’ rights, and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable laws of the Cayman Islands.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is furnished in accordance with the requirements of Item 8.a. of Form F-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP